UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2018

WCF BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-37832	81-2510023
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 Fair Meadow Drive, Webster City, Iowa	50595
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (515) 832-3071

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

On October 19, 2018, WCF Bancorp Inc. (the "Company") received a letter from the Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that, due to the retirement of Harold Pursley from the Company's Board of Directors effective September 30, 2018, the Company no longer complies with Nasdaq's independent director requirement as set forth in Nasdaq Listing Rule 5605.

The issuance of the October 19th letter has no immediate effect on the listing of the Company's common stock.  In order to maintain its listing on Nasdaq, the Company must regain compliance with the rule requiring a majority of independent directors by the earlier of: (1) the Company's next annual shareholders' meeting or September 30, 2019; or (2) if the next annual shareholders' meeting is held before March 29, 2019, then the Company must evidence compliance no later than March 29, 2019.  The Company's 2019 annual meeting of stockholders is expected to be held on May 22, 2019.  The Company expects to regain compliance with Nasdaq Listing Rule 5605 prior to the expiration of the cure period noted above.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WCF BANCORP, INC.
DATE: October 22, 2018	By:	/s/ Michael R. Segner
Michael R. Segner
Chief Executive Officer